Pilgrim’s Pride Reports Fourth Quarter and Year-End 2022 Results

GREELEY, Colo., February 8, 2023 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its fourth quarter and year-end 2022 financial results.

2022 Highlights
•Net Sales of $17.5 billion, up 18.2% from prior year.
•Consolidated GAAP Operating Income margin of 6.7% with GAAP operating income margins of 10.2% in U.S., 4.5% in Mexico, and break-even in Europe.
•GAAP Net Income of $745.9 million. Adjusted Net Income of $803.6 million, or adjusted EPS of $3.34.
•Adjusted EBITDA of $1.6 billion, or an 9.4% margin, 27.9% higher than prior year.
•Sales and Adjusted EBITDA growth despite historically high market volatility and significant inflationary headwinds throughout the year
•Our U.S. business portfolio delivered strong results in the face of extreme volatility in the commodity markets and persistent inflation though its diversified portfolio across bird sizes and branded offerings and operation excellence initiatives to support our key customers.
•Our Prepared Foods business continued its momentum in branded fully cooked products as Just Bare® and Pilgrim’s® collectively grew 70% year over year. E-commerce grew 48% and now accounts for over 23% of branded sales.
•Our U.K. and Europe business continued efforts to further optimize its manufacturing network and consolidate its back-office operations, enhancing the foundation to drive operational efficiencies and future growth with Key Customers. The team achieved three consecutive quarters of margin improvement.
•After a strong 1st half, our Mexico business strove to mitigate the impacts of challenges in its live operations and weakened market fundamentals throughout the second half of 2022 through its strong service levels with Key Customers.
•Pilgrim’s was externally recognized for its progress in Sustainability as all ESG scores improved throughout the year. We have reduced our natural gas usage intensity and electrical usage intensity ahead of our targets.
•We also continue in our growth and margin enhancing strategy with our investments in Athens, GA to support Key Customer growth, the construction of our new protein conversion plant and further investments in automation.

Fourth Quarter
•Net Sales of $4.1 billion.
•GAAP Net Loss of $155.0 million and negative GAAP EPS of $0.66. Adjusted Net Loss of $115.1 million and negative adjusted EPS of $0.49.
•Consolidated GAAP Operating Loss margin of 1.9%.
•Adjusted EBITDA of $62.9 million, or a 1.5% margin.
•Adjusted EBITDA margins of 0.6% in the U.S., negative 3.4% in Mexico, and 5.1% in Europe.

•Our U.S. business was able to generate positive EBITDA results, despite unprecedented decline in commodity cutout values that were offset by our diversified portfolio and Key Customer partnerships in Case Ready, Small Bird, and Prepared.
•Our U.K. and Europe business benefited from ongoing operational excellence efforts in manufacturing and back office integration, resulting in the consistent growth in adjusted EBITDA throughout the year.
•Our Mexico business saw improvement throughout the quarter, as market conditions sequentially improve and our operations recover from the live challenges.

Unaudited	Three Months Ended				Year Ended
	December 25, 2022	December 26, 2021	Y/Y Change		December 25, 2022	December 26, 2021	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,127.4	$4,038.8	+2.2%		$17,468.4	$14,777.5	+18.2%
U.S. GAAP EPS	$(0.66)	$0.15	+100.0%		$3.11	$0.13	NM(2)
Operating income	$(77.5)	$55.1	(240.8)%		$1,176.6	$211.2	+457.1%
Adjusted EBITDA(1)	$62.9	$316.7	(80.1)%		$1,648.4	$1,289.0	+27.9%
Adjusted EBITDA margin(1)	1.5%	7.8%	(6.3)	pts	9.4%	8.7%	+0.7	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)    This Y/Y change is designated not meaningful (or “NM”) due to significant one-time items recognized in prior year.

Throughout the year, commodity cutout values experienced record volatility as markets reached all-time highs in the first half of the year and then suffered an unprecedented decline in value in the second half. Inflation also remained persistent with input costs, including grain, utilities, and labor.
“Although we faced remarkable challenges, our team members were constantly available to explore new opportunities to improve our business and were determined to drive results. This leadership mindset, when coupled with our strategies of portfolio diversification, Key Customer partnerships, and operational excellence, translated into strong growth in net sales and adjusted EBITDA for Pilgrim’s,” said Fabio Sandri, Chief Executive Officer.
In the U.S., the more stable Case Ready, Small Bird, and Prepared Foods businesses all improved results throughout the quarter, offsetting extraordinary declines in cutout values impacting the commodity segment.
“Our performance in the U.S. highlights the benefits of Key Customer partnerships, diversification across bird sizes as well as branded offerings as means to mitigate dramatic market changes. Even with an extremely challenging Q4, the U.S. grew year to date net sales and adjusted EBITDA compared to last year. To further improve our portfolio and continue our growth, our investments in expansion at our Athens, GA plant, the construction of a protein conversion plant in South Georgia and various automation projects remain on track” remarked Fabio Sandri.
The U.K. and Europe business continued to drive operational excellence through optimization of its manufacturing footprint and further integration of back office support activities. The team also continued to work in partnership with Key Customers to mitigate increased input costs from persistent inflation and generate product innovation.
“I’m continually impressed with the discipline and ownership of our U.K. and Europe team. Their efforts to scale our manufacturing network and consolidate back office support activities creates a solid foundation to realize our growth aspirations and to create value with our Key Customers,” said Fabio Sandri.
“The Mexico business faced unique circumstances on live operations and unbalanced market fundamentals throughout the 2nd half of the year which negatively impacted profitability and margins. Nonetheless, the team cultivated Key Customer relationships by maintaining strong service levels under extraordinary conditions. We continue to support the growth of the region,” remarked Fabio Sandri.

Pilgrim’s was also recognized by external agencies for its improvement in Sustainability as all ESG scores improved throughout the year. Relative to 2021, Pilgrim’s has reduced its natural gas usage intensity and electrical usage intensity ahead of its targets.
“I am thoroughly impressed with our progress in Sustainability in 2022, especially as the team simultaneously reduced GHG emission intensity and enhanced operating efficiencies. As such, we can continue to reinvest in our communities, create a better future for our team members, and realize our vision of becoming the best and most respected company in our industry,” said Fabio Sandri.

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 9, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc230209.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

About Pilgrim’s Pride

Pilgrim’s employs over 61,500 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 25, 2022	December 26, 2021
	(In thousands, except share and par value data)
Cash and cash equivalents	$400,988	$427,661
Restricted cash and cash equivalents	33,771	22,460
Trade accounts and other receivables, less allowance for doubtful accounts	1,097,212	1,013,437
Accounts receivable from related parties	2,512	1,345
Inventories	1,990,184	1,575,658
Income taxes receivable	155,859	27,828
Prepaid expenses and other current assets	211,092	237,565
Total current assets	3,891,618	3,305,954
Deferred tax assets	1,969	5,314
Other long-lived assets	41,574	32,410
Operating lease assets, net	305,798	351,226
Identified intangible assets, net	846,020	963,243
Goodwill	1,227,944	1,337,252
Property, plant and equipment, net	2,940,846	2,917,806
Total assets	$9,255,769	$8,913,205

Accounts payable	$1,587,939	$1,378,077
Accounts payable to related parties	12,155	22,317
Revenue contract liability	34,486	22,321
Accrued expenses and other current liabilities	850,899	859,885
Income taxes payable	58,411	81,977
Current maturities of long-term debt	26,279	26,246
Total current liabilities	2,570,169	2,390,823
Noncurrent operating lease liability, less current maturities	230,701	271,366
Long-term debt, less current maturities	3,166,432	3,191,161
Noncurrent income taxes payable	—	—
Deferred tax liabilities	364,184	369,185
Other long-term liabilities	71,007	101,736
Total liabilities	6,402,493	6,324,271
Common stock, $.01 par value, 800,000,000 shares authorized; 261,610,518 and 261,348,030 shares issued at year-end 2022 and year-end 2021, respectively; 236,469,365 and 243,675,522 shares outstanding at year-end 2022 and year-end 2021, respectively	2,617	2,614
Treasury stock, at cost, 25,141,153 shares year-end 2022 and 17,672,508 shares at year-end 2021	(544,687)	(345,134)
Additional paid-in capital	1,969,833	1,964,028
Retained earnings	1,749,499	1,003,569
Accumulated other comprehensive loss	(336,448)	(47,997)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,840,814	2,577,080
Noncontrolling interest	12,462	11,854
Total stockholders’ equity	2,853,276	2,588,934
Total liabilities and stockholders' equity	$9,255,769	$8,913,205

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands, except per share data)
Net sales	$4,127,365	$4,038,769	$17,468,377	$14,777,458
Cost of sales	4,031,583	3,686,269	15,656,574	13,411,631
Gross profit	95,782	352,500	1,811,803	1,365,827
Selling, general and administrative expense	142,840	291,644	604,742	1,148,861
Restructuring activities	30,466	5,802	30,466	5,802
Operating income (loss)	(77,524)	55,054	1,176,595	211,164
Interest expense, net of capitalized interest	41,369	34,974	152,672	145,792
Interest income	(4,071)	(1,604)	(9,028)	(6,056)
Foreign currency transaction losses (gains)	16,469	(18,400)	30,817	(9,382)
Gain on bargain purchase	—	—	—	—
Miscellaneous, net	(1,505)	(1,575)	(23,339)	(11,580)
Income before income taxes	(129,786)	41,659	1,025,473	92,390
Income tax expense	25,256	5,191	278,935	61,122
Net income (loss)	(155,042)	36,468	746,538	31,268
Less: Net income (loss) attributable to noncontrolling interests	(66)	(286)	608	268
Net income (loss) attributable to Pilgrim’s Pride Corporation	$(154,976)	$36,754	$745,930	$31,000

Weighted average shares of common stock outstanding:
Basic	236,469	243,652	239,766	243,652
Effect of dilutive common stock equivalents	—	477	628	477
Diluted	236,469	244,129	240,394	244,129

Net income (loss) attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$(0.66)	$0.15	$3.11	$0.13
Diluted	$(0.66)	$0.15	$3.11	$0.13

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 25, 2022	December 26, 2021
	(In thousands)
Cash flows from operating activities:
Net income	$746,538	$31,268
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	403,110	380,824
Deferred income tax expense (benefit)	21,295	(86,391)
Gain on property disposals	(18,908)	(1,476)
Share-based compensation	6,985	11,655
Loan cost amortization	4,753	5,095
Asset impairment	3,559	—
Accretion of bond discount	1,717	1,533
Gain on equity method investments	(2)	(16)
Loss on early extinguishment of debt recognized as a component of interest expense	—	24,654
Amortization of bond premium	—	(167)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(149,599)	(259,377)
Inventories	(472,224)	(177,864)
Prepaid expenses and other current assets	18,264	(53,797)
Accounts payable and accrued expenses	263,288	359,589
Income taxes	(142,455)	115,216
Long-term pension and other postretirement obligations	(4,128)	(18,461)
Other operating assets and liabilities	(12,330)	(5,826)
Cash provided by operating activities	669,863	326,459
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(487,110)	(381,671)
Proceeds from property disposals	35,516	24,724
Proceeds from insurance recoveries	16,034	—
Purchase of acquired businesses, net of cash acquired	(9,692)	(966,766)
Cash used in investing activities	(445,252)	(1,323,713)
Cash flows from financing activities:
Payments on revolving line of credit and long-term borrowings	(388,299)	(2,006,195)
Proceeds from revolving line of credit and long-term borrowings	362,540	2,951,707
Purchase of common stock under share repurchase program	(199,553)	—
Payment of capitalized loan costs	(4,741)	(22,293)
Distribution of capital under the TSA	(1,961)	(650)
Payment on early extinguishment of debt	—	(21,258)
Cash provided by (used in) financing activities	(232,014)	901,311
Effect of exchange rate changes on cash and cash equivalents	(7,959)	(2,342)
Decrease in cash and cash equivalents	(15,362)	(98,285)
Cash and cash equivalents, beginning of year	450,121	548,406
Cash and cash equivalents, end of year	$434,759	$450,121
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$156,292	$119,328
Income taxes paid	385,585	20,863

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) transaction costs related to business acquisitions, (3) DOJ agreement and litigation settlements, (4) restructuring activities losses, (5) Hometown Strong initiative expenses, (6) charge for fair value markup of acquired inventory, (7) property insurance recoveries for Mayfield, Kentucky tornado property damage losses, (8) deconsolidation of subsidiary, and (9) net income (loss) attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands)
Net income (loss)	$(155,042)	$36,468	$746,538	$31,268
Add:
Interest expense, net(a)	37,298	33,370	143,644	139,736
Income tax expense	25,256	5,191	278,935	61,122
Depreciation and amortization	102,148	106,488	403,110	380,824
EBITDA	9,660	181,517	1,572,227	612,950
Add:
Foreign currency transaction losses (gains)(b)	16,469	(18,400)	30,817	(9,382)
Transaction costs related to acquisitions(c)	(24)	9,540	948	18,858
DOJ agreement and litigation settlements(d)	5,804	131,940	34,086	656,225
Restructuring activities losses(e)	30,466	5,802	30,466	5,802
Hometown Strong commitment(f)	—	1,000	—	1,000
Charge for fair value markup of acquired inventory(g)	—	4,974	—	4,974
Minus:
Property insurance recoveries on Mayfield tornado losses(h)	(417)	—	19,580	—
Deconsolidation of subsidiary(i)	—	—	—	1,131
Net income (loss) attributable to noncontrolling interest	(66)	(286)	608	268
Adjusted EBITDA	$62,858	$316,659	$1,648,356	$1,289,028
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrim's announced that we entered into a plea Agreement (the "Plea Agreement") with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the year ended December 26, 2021. The expense adjustment recognized in the year ended December 26, 2021 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(e)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(f)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges.
(g)This amount represents the flow-through of the value to step-up inventory to fair value at the acquisition date in accordance with business combination accounting rules recorded as part of the Pilgrim's Food Masters transaction.
(h)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.
(i)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the 12 months ended December 25, 2022 (the LTM Period) have been calculated by summing each of the unaudited three month periods within the audited year ended December 25, 2022.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)
	Three Months Ended				LTM Ended December 25, 2022
	March 27, 2022	June 26, 2022	September 25, 2022	December 25, 2022
	(In thousands)
Net income (loss)	$280,560	$362,021	$258,999	$(155,042)	$746,538
Add:
Interest expense, net	35,022	37,102	34,222	37,298	143,644
Income tax expense	75,219	112,711	65,749	25,256	278,935
Depreciation and amortization	102,142	99,854	98,966	102,148	403,110
EBITDA	492,943	611,688	457,936	9,660	1,572,227
Add:
Foreign currency transaction losses (gains)	11,536	2,758	54	16,469	30,817
Transaction costs related to acquisitions	717	255	—	(24)	948
DOJ agreement and litigation settlements	500	8,482	19,300	5,804	34,086
Restructuring activities losses	—	—	—	30,466	30,466
Minus:
Property insurance recoveries for Mayfield tornado losses	3,815	—	16,182	(417)	19,580
Net income (loss) attributable to noncontrolling interest	122	(95)	647	(66)	608
Adjusted EBITDA	$501,759	$623,278	$460,461	$62,858	$1,648,356

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)
	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands, except percent of net sales)
Net income (loss)	$(155,042)	$36,468	$746,538	$31,268	(3.76)%	0.90%	4.27%	0.21%
Add:
Interest expense, net	37,298	33,370	143,644	139,736	0.90%	0.83%	0.82%	0.95%
Income tax expense	25,256	5,191	278,935	61,122	0.61%	0.13%	1.60%	0.41%
Depreciation and amortization	102,148	106,488	403,110	380,824	2.47%	2.64%	2.31%	2.58%
EBITDA	9,660	181,517	1,572,227	612,950	0.22%	4.50%	9.00%	4.15%
Add:
Foreign currency transaction losses (gains)	16,469	(18,400)	30,817	(9,382)	0.41%	(0.46)%	0.19%	(0.06)%
Transaction costs related to acquisitions	(24)	9,540	948	18,858	—%	0.24%	0.01%	0.13%
DOJ agreement and litigation settlements	5,804	131,940	34,086	656,225	0.14%	3.27%	0.18%	4.43%
Restructuring activities losses	30,466	5,802	30,466	5,802	0.74%	0.14%	0.17%	0.04%
Hometown Strong commitment	—	1,000	—	1,000	—%	0.02%	—%	0.01%
Charge for fair value markup of acquired inventory	—	4,974	—	4,974	—%	0.12%	—%	0.03%
Minus:
Proceeds of property insurance on Mayfield tornado losses	(417)	—	19,580	—	(0.01)%	—%	0.11%	—%
Deconsolidation of a subsidiary	—	—	—	1,131	—%	—%	—%	0.01%
Net income (loss) attributable to noncontrolling interest	(66)	(286)	608	268	—%	(0.01)%	—%	—%
Adjusted EBITDA	$62,858	$316,659	$1,648,356	$1,289,028	1.52%	7.84%	9.44%	8.72%

Net sales	$4,127,365	$4,038,769	$17,468,377	$14,777,458	$4,127,365	$4,038,769	$17,468,377	$14,777,458

Adjusted EBITDA by segment figures s are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	December 25, 2022				December 26, 2021
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(86,893)	$(22,193)	$(45,956)	$(155,042)	$45,854	$(23,454)	$14,068	$36,468
Add:
Interest expense, net(a)	38,094	633	(1,429)	37,298	34,367	362	(1,359)	33,370
Income tax expense (benefit)	(22,097)	20,673	26,680	25,256	8,508	(8,085)	4,768	5,191
Depreciation and amortization	63,370	32,899	5,879	102,148	63,934	36,331	6,223	106,488
EBITDA	(7,526)	32,012	(14,826)	9,660	152,663	5,154	23,700	181,517
Add:
Foreign currency transaction losses (gains)(b)	17,060	442	(1,033)	16,469	(20,794)	(657)	3,051	(18,400)
Transaction costs related to acquisitions(c)	—	(24)	—	(24)	157	9,383	—	9,540
DOJ agreement & litigation settlements(d)	5,804	—	—	5,804	131,940	—	—	131,940
Restructuring activities(e)	—	30,466	—	30,466	—	5,802	—	5,802
Hometown Strong commitment(f)	—	—	—	—	1,000	—	—	1,000
Charge for fair value markup of acquired inventory(g)	—	—	—	—	—	4,974	—	4,974
Minus:
Property insurance recoveries for Mayfield tornado losses(h)	(417)	—	—	(417)	—	—	—	—
Net income attributable to noncontrolling interest	—	—	(66)	(66)	—	—	(286)	(286)
Adjusted EBITDA	$15,755	$62,896	$(15,793)	$62,858	$264,966	$24,656	$27,037	$316,659
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrim's announced that we entered into a plea Agreement (the "Plea Agreement") with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the year ended December 26, 2021. The expense adjustment recognized in the year ended December 26, 2021 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(e)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(f)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges.
(g)This amount represents the flow-through of the value to step-up inventory to fair value at the acquisition date in accordance with business combination accounting rules recorded as part of the Pilgrim's Food Masters transaction.
(h)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Year Ended				Year Ended
	December 25, 2022				December 26, 2021
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$706,704	$(3,642)	$43,476	$746,538	$(103,502)	$(23,254)	$158,024	$31,268
Add:
Interest expense, net(a)	143,941	2,126	(2,423)	143,644	142,975	1,509	(4,748)	139,736
Income tax expense (benefit)	220,245	8,290	50,400	278,935	(38,424)	28,908	70,638	61,122
Depreciation and amortization	244,617	134,374	24,119	403,110	242,991	113,248	24,585	380,824
EBITDA	1,315,507	141,148	115,572	1,572,227	244,040	120,411	248,499	612,950
Add:
Foreign currency transaction losses (gains)(b)	35,702	(3,008)	(1,877)	30,817	(14,991)	(1,634)	7,243	(9,382)
Transaction costs related to acquisitions(c)	847	101	—	948	9,475	9,383	—	18,858
DOJ agreement & litigation settlements(d)	34,086	—	—	34,086	656,225	—	—	656,225
Restructuring activities losses(e)	—	30,466	—	30,466	—	5,802	—	5,802
Hometown Strong commitment(f)	—	—	—	—	1,000	—	—	1,000
Charge for fair value markup of acquired inventory(g)	—	—	—	—	—	4,974	—	4,974
Minus:
Property insurance recoveries for Mayfield tornado losses(h)	19,580	—	—	19,580	—	—	—	—
Deconsolidation of subsidiary(i)	—	—	—	—	—	1,131	—	1,131
Net income attributable to noncontrolling interest	—	—	608	608	—	—	268	268
Adjusted EBITDA	$1,366,562	$168,707	$113,087	$1,648,356	$895,749	$137,805	$255,474	$1,289,028
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses (gains) in the Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrim's announced that we entered into a plea Agreement (the "Plea Agreement") with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the year ended December 26, 2021. The expense adjustment recognized in the year ended December 26, 2021 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(e)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(f)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges.
(g)This amount represents the flow-through of the value to step-up inventory to fair value at the acquisition date in accordance with business combination accounting rules recorded as part of the Pilgrim's Food Masters transaction.
(h)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.
(i)This represents a gain recognized as a result of deconsolidation of a subsidiary.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted U.S. Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands)
GAAP operating income (U.S. operations)	$(52,796)	$68,344	$1,094,025	$(17,036)
DOJ agreement & litigation settlements(a)	5,804	131,940	34,086	656,225
Transaction costs related to acquisitions(b)	—	157	847	9,475
Hometown Strong commitment(c)	—	1,000	—	1,000
Adjusted operating income (U.S. operations)	$(46,992)	$201,441	$1,128,958	$649,664

Adjusted operating income margin (U.S. operations)	(1.9)%	8.4%	10.5%	7.1%
(a)On October 13, 2020, Pilgrim's announced that we entered into a plea Agreement (the "Plea Agreement") with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the year ended December 26, 2021. The expense adjustment recognized in the year ended December 26, 2021 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(b)These costs represent charges incurred related to the acquisition of Pilgrim's Food Masters (formerly, Kerry Consumer Foods' Meats and Meals businesses).
(c)The Hometown Strong initiative was developed to help communities in which we operate respond to unexpected challenges. For the year ended December 27, 2020, we recorded $15.0 million in incremental donations expense relating to this initiative. For the year ended December 26, 2021, we recorded $1.0 million in incremental donations expense relating to this initiative.

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted U.S. Operating Income Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In percent)
GAAP operating income margin (U.S. operations)	(2.2)%	2.8%	10.2%	(0.2)%
DOJ agreement and litigation settlements	0.3%	5.6%	0.3%	7.2%
Transaction costs related to acquisitions	—%	—%	—%	0.1%
Hometown Strong commitment	—%	—%	—%	—%
Adjusted operating income margin (U.S. operations)	(1.9)%	8.4%	10.5%	7.1%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$(154,976)	$36,754	$745,930	$31,000
Adjustments:
Foreign currency transaction losses (gains)	16,469	(18,400)	30,817	(9,382)
Transaction costs related to acquisitions	(24)	9,540	948	18,858
DOJ agreement and litigation settlements	5,804	131,940	34,086	656,225
Restructuring activities losses	30,466	5,802	30,466	5,802
Hometown Strong commitment	—	1,000	—	1,000
Charge for fair value markup of acquired inventory	—	4,974	—	4,974
Loss on early extinguishment of debt recognized as a component of interest expense	—	—	—	24,654
Property insurance recoveries on Mayfield tornado losses	417	—	(19,580)	—
Deconsolidation of a subsidiary	—	—	—	(1,131)
Net tax impact of adjustments(a)	(13,235)	(33,593)	(19,115)	(174,619)
Adjusted net income (loss) attributable to Pilgrim's	$(115,079)	$138,017	$803,552	$557,381
Weighted average diluted shares of common stock outstanding	236,469	244,341	240,394	244,129
Adjusted net income attributable to Pilgrim's per common diluted share	$(0.49)	$0.56	$3.34	$2.28
(a) Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ agreement as this item is non-deductible for tax purposes.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands, except per share data)
U.S. GAAP EPS	$(0.66)	$0.15	$3.11	$0.13
Adjustments:
Foreign currency transaction losses (gains)	0.08	(0.08)	0.13	(0.04)
Transaction costs related to acquisitions	—	0.04	—	0.08
DOJ agreement and litigation settlements	0.02	0.54	0.14	2.69
Restructuring activities losses	0.13	0.03	0.12	0.02
Hometown Strong commitment	—	—	—	—
Charge for fair value markup of acquired inventory	—	0.02	—	0.02
Loss on early extinguishment of debt recognized as a component of interest expense	—	—	—	0.10
Property insurance recoveries on Mayfield tornado losses	—	—	(0.08)	—
Deconsolidation of a subsidiary	—	—	—	—
Net tax impact of adjustments(a)	(0.06)	(0.14)	(0.08)	(0.72)
Adjusted EPS	$(0.49)	$0.56	$3.34	$2.28

Weighted average diluted shares of common stock outstanding	236,469	244,341	240,394	244,129
(a) Net tax impact of adjustments represents the tax impact of all adjustments shown above with the exclusion of the DOJ agreement as this item is non-deductible for tax purposes.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Year Ended
	December 25, 2022	December 26, 2021	December 25, 2022	December 26, 2021
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,430,343	$2,399,000	$10,748,350	$9,113,879
Europe	1,234,609	1,213,043	4,874,738	3,934,062
Mexico	462,413	426,726	1,845,289	1,729,517
Total net sales	$4,127,365	$4,038,769	$17,468,377	$14,777,458

Sources of cost of sales by country of origin:
U.S.	$2,406,386	$2,124,315	$9,312,445	$8,187,959
Europe	1,154,440	1,168,996	4,634,066	3,769,838
Mexico	470,769	392,970	1,710,117	1,453,888
Elimination	(12)	(12)	(54)	(54)
Total cost of sales	$4,031,583	$3,686,269	$15,656,574	$13,411,631

Sources of gross profit by country of origin:
U.S.	$23,957	$274,685	$1,435,905	$925,920
Europe	80,169	44,047	240,672	164,224
Mexico	(8,356)	33,756	135,172	275,629
Elimination	12	12	54	54
Total gross profit	$95,782	$352,500	$1,811,803	$1,365,827

Sources of operating income (loss) by country of origin:
U.S.	$(52,796)	$68,344	$1,094,025	$(17,036)
Europe	(1,340)	(33,398)	(934)	(627)
Mexico	(23,400)	20,096	83,450	228,773
Elimination	12	12	54	54
Total operating income (loss)	$(77,524)	$55,054	$1,176,595	$211,164